Exhibit 3.2

FORM NO. 7a	Registration No. 38683

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Travelport Worldwide Limited

was delivered to the Registrar of Companies on the 24th day of September 2014 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 29th day of September 2014 for Registrar of Companies

Capital prior to increase:	US$ 1,400,000.00

Amount of increase:	US$ 562,500.00

Present Capital:	US$ 1,962,500.00

Registration No. 38683

CERTIFICATE OF REGISTRATION OF

ALTERED MEMORANDUM OF ASSOCIATION

THIS IS TO CERTIFY that a copy of the Memorandum of Association of

Travelport Worldwide Limited

altered in accordance with section 12 of the Companies Act 1981 (“the Act”) was delivered to the Registrar of Companies and registered on the 24th day of September 2014 pursuant to section 12(9) of the Act.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 29th day of September 2014 for Registrar of Companies